Exhibit 10.1
INDEMNIFICATION AGREEMENT
     THIS AGREEMENT is made this                      day of                                         , 200___, between Ciena Corporation, a Delaware corporation (the “Company”), and                                          (the “Indemnitee”), with respect to the following facts:
          A The Company’s Restated Certificate of Incorporation limits the personal liability of the Company’s directors to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty, as provided therein, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”);
          B. The Company’s Restated Certificate of Incorporation and Bylaws require the Company to indemnify its directors, officers, employees and agents, as provided therein, to the fullest extent permitted by the DGCL;
          C. The Company’s Restated Certificate of Incorporation provides that Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Company as the Board of Directors deems appropriate, provided such director or officer delivers an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification;
          D. The Company recognizes Indemnitee’s need for protection against personal liability and that increases in corporate litigation potentially subject the Indemnitee to greater risk in his or her service of the Company;
          E. In order to induce Indemnitee to serve, or to continue to serve the Company in an effective manner, the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement;
          F. The contractual assurances made herein are supplemental to, and in furtherance of any indemnification or advancement of Expenses provided in the Company’s Restated Certificate of Incorporation, Restated Bylaws, or subject to D&O Insurance, if any, obtained by the Company; and
          G. As a result of the provision of such benefits, Indemnitee has agreed to serve or to continue to serve the Company.
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
          1. Definitions. The following terms, as used herein, shall have the following respective meanings:
                    a. Beneficial Ownership: shall be determined, and a Person shall be the “Beneficial Owner” of all securities that such Person is deemed to own beneficially,

pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or statutory provision (the “Exchange Act”).
               b. A Change in Control: shall be deemed to have occurred if:
               (A) any Person (other than (i) the Company or any Subsidiary, or (ii) any employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) is or becomes, after the date of this Agreement, the Beneficial Owner of 20% or more of the total voting power of the Voting Shares;
               (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election or appointment by the Board of Directors or nomination or recommendation for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
               (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or the surviving entity outstanding;
               (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (E) there is a change in control of a nature that would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Exchange Act as that Item is in effect as of the date hereof or any subsequent Item of Form 8-K that replaces Item 5.01.
               c. Claim: means any threatened, pending or completed action, suit, arbitration or proceeding, or any formal or informal inquiry or investigation, whether brought by or in the right of the Company, by a third party or otherwise, that Indemnitee in good faith believes might lead to the institution of any action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.
               d. D&O Insurance: means any valid directors’ and officers’ liability insurance policy maintained by the Company for the benefit of the Indemnitee, if any.
               e. Determination: means a determination, and “Determined” means a matter that has been determined based on the facts known at the time, by: (i) a majority vote of a quorum of disinterested directors, or (ii) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or, in the event there has been a Change in Control, by the Special Independent Counsel (in a written opinion) selected by Indemnitee as set forth in Section 6, or (iii) a majority of the disinterested stockholders of the Company, or (iv) a final adjudication by a court of competent jurisdiction.
                    f. Excluded Claim: means any payment for Losses or Expenses in connection with any Claim: (i) based upon or attributable to Indemnitee’s gaining in fact any personal profit or personal advantage to which Indemnitee is not entitled; or (ii) for the return by Indemnitee of any illegal payments to Indemnitee; or (iii) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Exchange Act, or similar provisions of any state law; or (iv) for acts or omissions not made in good faith or that result from Indemnitee’s intentional misconduct or knowing violation of law; or (v) the payment of which by the Company is not permitted by applicable law, including Section 145 of the DGCL.
                    g. Expenses: means any reasonable expenses incurred by Indemnitee as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, expert witness fees, administrative costs or fees, costs relating to the payment of any bond reasonably necessary and all other costs, expenses and obligations (including reasonable travel expenses) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.
                    h. Fines: means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.
                    i. Indemnifiable Event: means any event or occurrence, occurring prior to or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee, including, but not limited to, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.
                    j. Losses: means any amounts or sums that Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

                    k. Person: means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
                    l. Potential Change in Control: shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (B) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (C) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
                    m. Reviewing Party: means any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board (including the Special Independent Counsel referred to in Section 6) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.
                    n. Subsidiary: means any corporation of which a majority of any class of equity or voting security is owned, directly or indirectly, by the Company.
                    o. Trust: means the trust established pursuant to Section 7 hereof.
                    p. Voting Shares: means any issued and outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.
          2. Indemnification and Advancement of Expenses.
                    a. In consideration of, and as an inducement to, the Indemnitee’s rendering valuable services to the Company, the Company agrees that in the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent authorized by law, against any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case, to the further provisions of this Agreement.
                    b. In the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, Expenses incurred by Indemnitee shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall advance Expenses to Indemnitee, on an unsecured and interest free basis, to the fullest extent authorized by the DGCL.
                    c. Indemnitee undertakes and agrees to reimburse the Company for all Losses and Expenses paid by the Company in connection with any Claim against

Indemnitee in the event and only to the extent that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement or the DGCL.
          3. Limitations on Indemnification. Notwithstanding the provisions of Section 2, Indemnitee shall not be indemnified and held harmless from any Losses or Expenses (a) that have been Determined, as provided herein, to constitute an Excluded Claim; (b) to the extent Indemnitee is indemnified by the Company and has actually received payment pursuant to the Restated Certificate of Incorporation, Restated Bylaws, D&O Insurance, or otherwise; or (c) other than pursuant to the last sentence of Section 4(d) or Section 14, in connection with any Claim initiated by Indemnitee, unless the Company has joined in or the Board of Directors has authorized such Claim.
          4. Indemnification Procedures.
                    a. Promptly after receipt by Indemnitee of notice of any Claim, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof and Indemnitee agrees further not to make any admission or effect any settlement with respect to such Claim without the consent of the Company, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of Section 4(d).
                    b. If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of the Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Claim.
                    c. The Company shall be obligated to pay the Expenses of any Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that Indemnitee shall have the right to employ its counsel in such Claim but the Fees and Expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee’s expense; provided further that if: (i) the employment of counsel by Indemnitee has been previously authorized by the Company; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable Fees and Expenses of counsel shall be at the expense of the Company.

                    d. All payments on account of the Company’s indemnification obligations under this Agreement shall be made within 60 days of Indemnitee’s written request therefor unless a Determination is made that the Claims giving rise to Indemnitee’s request are Excluded Claims or otherwise not payable under this Agreement. All payments on account of the Company’s obligation to pay Expenses under Section 4(c) of this Agreement prior to the final disposition of any Claim shall be made within 20 days of Indemnitee’s written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 2(c) of this Agreement. In the event the Company takes the position that the Indemnitee is not entitled to indemnification in connection with the proposed settlement of any Claim, the Indemnitee shall have the right at its own expense to undertake defense of any such Claim, insofar as such proceeding involves Claims against the Indemnitee, by written notice given to the Company within ten days after the Company has notified the Indemnitee in writing of its contention that the Indemnitee is not entitled to indemnification. If it is subsequently determined in connection with such proceeding that the Indemnifiable Events are not Excluded Claims and that the Indemnitee, therefore, is entitled to be indemnified under the provisions of Section 2 hereof, the Company shall promptly indemnify the Indemnitee.
          5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on Indemnitee, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.
          6. Change in Control. The Company and Indemnitee agree that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then all Determinations thereafter with respect to the rights of Indemnitee to be paid Losses and Expenses under this Agreement shall be made only by a special independent counsel (the “Special Independent Counsel”) selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) or by a court of competent jurisdiction. The Company shall pay the reasonable fees of such Special Independent Counsel and shall indemnify such Special Independent Counsel against any and all reasonable Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. The Company covenants and agrees that, in the event of a Change in Control, the Company will use its best efforts (i) to have the obligations of the Company under this Agreement including, but not limited to those under Section 7, expressly assumed by the surviving, purchasing or succeeding entity, or (ii) otherwise to adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner reasonably acceptable to the Indemnitee.
          7. Establishment of Trust. Upon the earlier of a Potential Change in Control or a Change in Control, the Company shall, upon written request by Indemnitee, create a trust (the “Trust”) for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Losses and Expenses which are actually paid or which Indemnitee reasonably determines from time to time may be payable by the Company under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the Special Independent Counsel is involved. The terms of the Trust shall provide that upon a Change in Control: (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Trust shall advance, within twenty days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 4(e) of this Agreement); (iii) the Company shall continue to fund the Trust from time to time in accordance with the funding obligations set forth above; (iv) the trustee of the Trust shall promptly pay to the Indemnitee all Losses and Expenses for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by a court of competent jurisdiction in a final decision from which there is no further right of appeal that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee of the Trust shall be chosen by the Indemnitee.
          8. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
          9. Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Restated Certificate of Incorporation, the Company’s Restated Bylaws, the DGCL, any vote of stockholders or disinterested directors or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as a director, officer, employee, agent or fiduciary, for so long as the Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Restated Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. Subject to the limitations of Section 3 and except as would cause the Company to violate applicable law, the benefits under this Agreement will be available to Indemnittee regardless of any amendment to or revocation of the Company’s Restated Certificate of Incorporation or Restated Bylaws.
          10. Liability Insurance. To the extent the Company maintains D&O Insurance, Indemnitee, if an officer or director of the Company, shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

          11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          12. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any Determination as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
          13. Liability of Company. The Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement and the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.
          14. Enforcement. Indemnitee’s right to indemnification and other rights under this Agreement shall be specifically enforceable by Indemnitee only in the state or Federal courts of the States of Delaware or Maryland and shall be enforceable notwithstanding any adverse Determination by the Company’s Board of Directors, independent legal counsel, the Special Independent Counsel or the Company’s stockholders and no such Determination shall create a presumption that Indemnitee is not entitled to be indemnified hereunder. In any such action the Company shall have the burden of proving that indemnification is not required under this Agreement. In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, unless the court determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.
          15. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.
          17. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the States of Delaware and Maryland for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state and Federal courts of the States of Delaware and Maryland.
          18. Notices. All notices, or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such other address as the parties shall have given notice of pursuant hereto:

If to the Company, to:

Ciena Corporation 1201 Winterson Road Linthicum, Maryland 21090 Attention: General Counsel

If to the Indemnitee, to:

          19. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.
          20. Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company. The rights to indemnification and advancement of Expenses provided herein shall continue as to Indemnitee after Indemnitee has ceased to be a member of the Board of Directors and/or no longer serves as an officer of the Company, and shall inure to the benefit of Indemnitee’s successors and assigns, heirs, executors, administrators, conservators and guardians of Indemnitee.
          21. Amendment; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

Ciena Corporation	Indemnitee

By:

Title:	Name:

Date:	Date: